Certified Copy of Resolutions Adopted by
             Unanimous Written to Action Without a Meeting
                      of the Board of Directors of
                 Texas Eastern Transmission Corporation
                        Effective March 16, 1998


     FURTHER RESOLVED, That the Power of Attorney as presented to and executed by the Directors in connection with the execution of this written consent be, and hereby is, approved in form and content for purposes of filing the Form 10-K Annual Report for the year ended December 31, 1997 with the Securities and Exchange Commission

                            *  *  *  *  *  *

     I do hereby certify that the above is a full, true and complete extract from a unanimous written consent to action without a meeting of the Board of Directors of Texas Eastern Transmission Corporation, effective March 16, 1997


     IN WITNESS WHEREOF, I have hereunto set my hand affixed the Corporate Seal of said Texas Eastern Transmission Corporation this 27th day of March, 1998.


                                           (Signature of Robert T. Lucas III)
                                           ----------------------------------
                                                  Robert T. Lucas III
                                                  Assistant Secretary


[SEAL]